First Quarter Earnings Review May 2, 2024 ™

Disclosures 2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the general strength of the economy and other economic conditions affecting consumer preferences and spending, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth, and (2) the other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Free Cash Flow (net cash provided by operating activities less capital expenditures), and (4) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis. “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this presentation. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted.

Q1 Consolidated Highlights Q1 Financial Results • Consolidated revenues of $1,096.0 million, +7.9% y/y • Operating profit of $61.8 million, +$96.9 million y/y • Net earnings of $27.7 million, -41.5% y/y • Adjusted EBITDA1 of $109.1 million, -2.2% y/y, with higher Rent-A-Center segment Adjusted EBITDA offset by lower Acima segment Adjusted EBITDA and higher Corporate costs • Diluted EPS of $0.50, compared to diluted earnings per share of $0.84 in the prior year period • Non-GAAP Diluted EPS1 of $0.79, compared to $0.83 in the prior year period • Cash flow from operations of $45.4 million and Free Cash Flow1 of $33.6 million, compared to $105.4 million and $95.9 million in the prior year period Q1 Trends & Developments • Consolidated revenue increased y/y and sequentially, with Rent-A- Center returning to topline growth in the quarter • Rent-A-Center segment same store sales inflected positive for the first time since 2021 • Acima GMV2 increased nearly 20% y/y for the second consecutive quarter, despite lower approval rates ▪ Driven by merchant growth, increased penetration with existing merchants which resulted in more leases per merchant, and an increase in applications • Strong underwriting and account management enabled the Company to tactically drive incremental lease volume with appropriate risk-adjusted margins ▪ Rent-A-Center lease charge-off3 rate improved 10 bps y/y to 4.7% ▪ Acima lease charge-off rate increased 70 bps y/y to 9.6%, a 30 bps improvement sequentially • Reduced debt by $19 million in Q1, resulting in lower balances compared to Q1 2023 and $521.5 million total liquidity 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 2 The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Company that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. 3 Lease Charge-Offs (LCOs) (previously referred to as “skip / stolen losses”): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get-It-Now and Home Choice locations. 3

Q1 Business Segment Highlights Acima • GMV increased nearly 20% y/y for the second consecutive quarter • Q1 2024 +19.9% y/y, improved from +19.0% y/y in Q4 2023 • Revenues +16.0% y/y, improved from +6.6% y/y in Q4 2023 • Revenues increased 10.5% sequentially • Lease charge-offs and delinquencies remain within expected ranges, with lease charge-offs of 9.6% of revenue in Q1, 70 bps higher year-over-year • Acima segment lease charge-offs decreased 30 bps sequentially • Delinquencies improved approximately 80 bps y/y Rent-A-Center • Returned to revenue growth; highest segment revenue since Q2 2022 • Q1 2024 +0.2% y/y vs. -1.7% y/y in Q4 2023 • Same store sales1 increased 0.8%, an improvement from -6.6% in Q1 2023 and -1.6% in Q4 2023 • Same store lease portfolio value2 was flat to slightly positive year-over-year • Lease charge-offs and delinquency rates were stable and in line with expectations • Q1 2024 lease charge-offs were 4.7% of revenue, improving 10 bps y/y • Net profit margin of 15.4% • Adjusted EBITDA margin3 of 16.6%, a 140 bps improvement from Q1 2023 and a 210 bps improvement from Q4 2023 1 Same Store Sales (SSS): Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. 2 Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our e-commerce platform and Rent-A-Center stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. 3 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 4

2024 Strategic Priorities 5 Grow Market Share Expand our retail partnerships and direct to consumer solutions Increase Retention Enhance our product offerings and experience to drive increased engagement and lifetime value for retailers and customers Elevate Digital Capabilities Continuously develop technologies that facilitate seamless interactions between our retail partners and customers Operational Synergies Improve business efficiency through optimization of processes, talent, and technology across all brands Enhance Value Proposition Introduce new product categories and customer-centric programs Enhance Productivity Leverage technology to improve processes and grow our business efficiently Optimize Digital Customer Experience Deliver digital solutions that improve the omni-channel experience for our customers Expand Offerings & Financial Access Evaluate new products that provide greater financial access and opportunity for consumers and retailers Efficient Capital Returns Prudently allocate capital across our businesses and initiatives to balance sustainable growth and shareholder returns

Q1 2024 Consolidated Financial Highlights Q1 2024 $’s millions, except percentages and EPS Actual % of Total Revenue Rent-A-Center $485.8 44.3% Acima $561.3 51.2% Franchising $28.3 2.6% Mexico $20.6 1.9% Total Revenue $1,096.0 100.0% Q1 2024 Financial Results • Revenue: $1,096.0 million, +7.9% y/y • Operating profit: $61.8 million, +$96.9 million y/y • Net earnings: $27.7 million, -41.5% y/y • Net profit margin: 2.5%, -220 bps y/y • Adjusted EBITDA1: $109.1 million, -2.2% y/y • Adjusted EBITDA margin1: 10.0%, -100 bps y/y • Diluted EPS: $0.50 compared to diluted earnings per share of $0.84 in Q1 2023 • Non-GAAP Diluted EPS1: $0.79 compared to $0.83 in Q1 2023 • Net Cash Provided by Operating Activities: $45.4 million compared to $105.4 million in Q1 2023 • Free Cash Flow1: $33.6 million compared to $95.9 million in Q1 2023 • Cash dividend of $0.37 per share (1) Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 6 Net Earnings Net Profit Margin Adj EBITDA(1) Adj EBITDA(1) Margin Rent-A-Center $74.8 15.4% $80.4 16.6% Acima $51.9 9.2% $64.9 11.6% Franchising $3.4 11.9% $3.4 12.0% Mexico $1.7 8.2% $2.0 9.9% Corporate $(104.1) N/A ($48.6) N/A Addback: Stock-Based Compensation $7.0 Net Earnings/Adjusted EBITDA1 $27.7 2.5% $109.1 10.0%

• GMV increased 19.9% y/y and improved sequentially from 19.0% in Q4 2023, led by year-over-year growth in application volume resulting from expanding merchant network and merchant penetration • Q1 revenues of $561.3 million, +16.0% y/y, driven by a 16.3% y/y increase in rentals and fees revenue, in addition to a 15.2% y/y increase in merchandise sales revenue • Lease charge-offs 9.6% of revenue, +70 bps y/y due primarily to the legacy Acceptance Now business • Improved 30 bps sequentially • Operating profit and net earnings on a GAAP basis were $51.9 million with a margin of 9.2% • Adjusted EBITDA margin1 of 11.6%, -260 bps y/y, due to lower gross margins and higher consolidated lease charge-offs Acima GMV Trend ($M) Acima LCO and Past Due Rates2 Trends Acima Q1 Highlights Financial Results 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 2 Defined as the average accounts 60+ days past due as a percentage of total open leases. 7 60+ past due rates exclude business exited prior to 2023

Rent-A-Center Portfolio3,4 and Same Store Sales Trends ($M) Rent-A-Center LCO and Past Due Rates2,3 Trends Rent-A-Center Q1 Highlights Financial Results • Revenue of $485.8 million, +0.2% y/y driven primarily by a 0.8% y/y increase in rentals and fees revenue, offset partially by a 3.6% y/y decrease in merchandise sales resulting from fewer customers electing early purchase options • Same store sales increased 0.8%, which improved 240 bps from Q4 2023 • Lease charge-offs 4.7% of revenue, 10 bps lower y/y • Operating profit and net earnings on a GAAP basis were $74.8 million with a margin of 15.4% • Adjusted EBITDA margin1 was 16.6%, up approximately 140 bps y/y due to higher gross margins Note: Same store sales - Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 2 Past due rate is defined as the average accounts 30+ days past due as a percentage of total open leases. 3 Portfolio Value and Past Due charts exclude Get-it-Now and Home Choice branded stores. 4 Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center stores and e-commerce platform at the end of any given period. 8

Full Year 2024 Guidance 9 GMV and portfolio growth drive higher revenue with consistent Adjusted EBITDA margins2 1. Consolidated includes Acima, Rent-A-Center, Franchising, Mexico and Corporate Segments. 2. Non-GAAP financial measure. See descriptions elsewhere in this presentation. 3. Non-GAAP diluted earnings per share excludes the impact of incremental depreciation and amortization related to the estimated fair value of acquired Acima assets, stock compensation expense associated with the Acima Acquisition equity consideration, which was subject to vesting conditions, and accelerated depreciation for software assets we intend to retire in 2024. Table 1 Full Year 2024Consolidated Guidance1 Revenues ($B) $4.00 - $4.20 Adj. EBITDA Excluding SBC ($M)2 $455 - $485 Non-GAAP Diluted Earnings Per Share2,3 $3.55 - $4.00 Free Cash Flow ($M)2 $100 - $130 GMV/Portfolio Growth Revenue Growth Disciplined Underwriting Earnings Growth Capital Allocation Priorities

Capital Allocation & Financial Position Capital Allocation • Distributed quarterly dividend of $0.37 per share, or $1.48 annualized, increased from $0.34 in Q4 2023 • Focused on reaching long-term target leverage ratio of 1.5x from a combination of Adjusted EBITDA growth and debt reduction • Net leverage1 remained at 2.7x at the end of Q1 2024 • Net debt of $1.2 billion • $19 million of debt reduction during Q1 2024 • Total liquidity over $500 million Balance Sheet & Liquidity ($’s millions) As of 03/31/24 Liquidity $521.5 Cash (unrestricted) $74.9 Revolving Credit Availability $446.6 Total Debt $1,311.9 Net Leverage Ratio (LTM)1 2.7x Interest Coverage Ratio (LTM) 3.3x Dividend Payout Ratio (LTM) 39.7% 10 1 Net debt to Adjusted EBITDA ratio is defined as outstanding debt less cash divided by trailing twelve months Adjusted EBITDA, which is a Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation.

Key Takeaways

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Strong Q1 results

- Y/Y revenue growth at both Acima and RAC
- Two consecutive quarters of 19%+ GMV growth at Acima
- Return to same store sales growth at RAC
- Strong RAC Adj. EBITDA margin[1], improving 140bps y/y
- Revenue, Adj. EBITDA[1], and non-GAAP EPS[1] above mid-point of guidance

Risk management & disciplined underwriting

- RAC lease charge-offs (LCO) improved 10bps y/y
- Acima losses lower than expected, but remain elevated as Acceptance Now converts
- Delinquency rates stable in both major segments
- Leverage best practices in risk management across the business segments

Resilient business model across macroeconomic scenarios

- Differentiated offerings and balanced approach in brick and mortar, staffed and virtual channels
- Enables adaptability for constantly evolving consumer landscape and uncertain macro conditions
- 2,400[2] RAC stores and over 35,000 Acima merchant partner locations, both online and in-store

Compelling fundamentals support growth trajectory

- Industry leader with large underserved market
- Free Cash Flow[1] supports investments into technology and adjacencies to power future growth
- Beyond reinvesting in the business, focused on dividends and debt reduction

1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation.
2 Includes Rent-A-Center United States, Get-It-Now!, Home Choice, RAC Mexico and all Franchise locations.

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Appendix

Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

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	Three Months Ended March 31, 2024					
(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 529,068	$ 61,762	$ 32,574	$ 4,887	$ 27,687	$ 0.50
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	16,647	16,647	5,801	10,846	0.19
Acima equity consideration vesting[3]	—	4,893	4,893	(1,028)	5,921	0.11
Accelerated software depreciation[4]	—	4,611	4,611	1,607	3,004	0.05
Asset impairments[5]	—	645	645	225	420	0.01
Discrete income tax items	—	—	—	3,938	(3,938)	(0.07)
Non-GAAP Adjusted Results	$ 529,068	$ 88,558	$ 59,370	$ 15,430	$ 43,940	$ 0.79

(1) Special items are reported as Other Gains and Charges in the Supplemental Segment Performance Details tables below.

(2) Includes amortization of approximately $12.7 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $3.9 million.

(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease to own stores, due to the transition to a new internally developed point-of-sale system expected to be deployed in the second quarter of 2024.

(5) Includes fixed asset impairments of approximately $0.5 million and lease impairments of approximately $0.1 million.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

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	Three Months Ended March 31, 2023					
(In thousands)	Gross Profit	Operating (Loss) Profit	(Loss) Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 506,264	$ (35,113)	$ (62,793)	$ (110,123)	$ 47,330	$ 0.84
Plus: Special Items[(1)]						
Acima equity consideration vesting[(2)]	—	109,473	109,473	108,767	706	0.01
Acima acquired assets depreciation and amortization[(3)]	—	18,234	18,234	18,116	118	—
Legal settlements		(137)	(137)	(136)	(1)	—
Discrete income tax items	—	—	—	1,125	(1,125)	(0.02)
Non-GAAP Adjusted Results	$ 506,264	$ 92,457	$ 64,777	$ 17,749	$ 47,028	$ 0.83

(1) Special items are reported as Other Gains and Charges in the Supplemental Segment Performance Details tables below.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. Acima equity consideration vesting recognized during the three months ended March 31, 2023 includes $78.4 million attributable to the acceleration of restricted stock agreement vesting provisions, primarily related to Aaron Allred's transition from Executive Vice President of Acima to an advisory role.

(3) Includes amortization of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $4.0 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

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	Three Months Ended March 31, 2024					
(In thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 51,911	$ 74,774	$ 1,696	$ 3,364	$ (104,058)	$ 27,687
Plus: Interest, net	—	—	—	—	29,188	29,188
Plus: Income tax expense	—	—	—	—	4,887	4,887
Operating profit (loss)	51,911	74,774	1,696	3,364	(69,983)	61,762
Plus: Depreciation and amortization	290	4,990	346	36	7,811	13,473
Plus: Stock-based compensation	—	—	—	—	7,047	7,047
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	12,675	—	—	—	3,972	16,647
Acima equity consideration vesting[3]	—	—	—	—	4,893	4,893
Accelerated software depreciation[4]	—	—	—	—	4,611	4,611
Asset impairments[5]	—	645	—	—	—	645
Adjusted EBITDA	$ 64,876	$ 80,409	$ 2,042	$ 3,400	$ (41,649)	$ 109,078

(1) Special items are reported as Other Gains and Charges in the Supplemental Segment Performance Details tables below.

(2) Includes amortization of approximately $12.7 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $3.9 million.

(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease to own stores, due to the transition to a new internally developed point-of-sale system expected to be deployed in the second quarter of 2024.

(5) Includes fixed asset impairments of approximately $0.5 million and lease impairments of approximately $0.1 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

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	Three Months Ended March 31, 2023					
(In thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 53,870	$ 68,961	$ 995	$ 4,760	$ (81,256)	$ 47,330
Plus: Interest, net	—	—	—	—	27,680	27,680
Plus: Income tax benefit	—	—	—	—	(110,123)	(110,123)
Operating profit (loss)	53,870	68,961	995	4,760	(163,699)	(35,113)
Plus: Depreciation and amortization	427	4,970	242	38	7,204	12,881
Plus: Stock-based compensation	—	—	—	—	6,208	6,208
Plus: Special Items[1]						
Acima equity consideration vesting[2]	—	—	—	—	109,473	109,473
Acima acquired assets depreciation and amortization[3]	14,262	—	—	—	3,972	18,234
Legal settlements	—	—	—	—	(137)	(137)
Adjusted EBITDA	$ 68,559	$ 73,931	$ 1,237	$ 4,798	$ (36,979)	$ 111,546

[1] Special items are reported as Other Gains and Charges in the Supplemental Segment Performance Details tables below.

[2] Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. Acima equity consideration vesting recognized during the three months ended March 31, 2023 includes $78.4 million attributable to the acceleration of restricted stock agreement vesting provisions, primarily related to Aaron Allred's transition from Executive Vice President of Acima to an advisory role.

[3] Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $4.0 million.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Three Months Ended March 31, (in thousands) 2024 2023 Net cash provided by operating activities $ 45,421 $ 105,417 Purchase of property assets (11,817) (9,534) Free cash flow $ 33,604 $ 95,883 1 7

Supplemental Segment Performance Details – GAAP

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(in millions)	Three Months Ended March 31, 2024 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Revenue						
Rentals and fees	$ 423.6	$ 429.6	$ 19.3	$ —	$ —	$ 872.5
Merchandise sales	137.6	41.2	0.9	—	—	179.7
Installment sales	—	14.7	—	—	—	14.7
Franchise merchandising sales	—	—	—	20.9	—	20.9
Franchise and royalty fees	—	—	—	6.6	—	6.6
Other revenue	0.2	0.2	0.3	0.9	—	1.6
Total revenue	$ 561.3	$ 485.8	$ 20.6	$ 28.3	$ —	$ 1,096.0

(in millions)	Three Months Ended March 31, 2024 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Cost of revenues						
Cost of rentals and fees	$ 212.1	$ 109.9	$ 5.2	$ —	$ —	$ 327.1
Cost of merchandise sold	180.0	32.9	0.7	—	—	213.6
Cost of installment sales	—	5.3	—	—	—	5.3
Cost of franchise merchandise sold	—	—	—	20.9	—	20.9
Total cost of revenues	$ 392.0	$ 148.1	$ 5.9	$ 20.9	$ —	$ 566.9

(in millions)	Three Months Ended March 31, 2024 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Operating expenses						
Operating labor expense	$ 25.9	$ 127.2	$ 5.0	$ —	$ —	$ 158.1
Non-labor operating expenses	78.2	127.8	5.9	2.0	—	213.8
General and administrative expenses	0.3	2.2	1.8	2.0	48.7	55.1
Depreciation and amortization	0.3	5.0	0.3	—	7.8	13.5
Other gains and charges	12.7	0.6	—	—	13.5	26.8
Total operating expenses	$ 117.4	$ 262.9	$ 13.0	$ 4.0	$ 70.0	$ 467.3

(in millions)	Three Months Ended March 31, 2024 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Capital expenditures	$ 0.2	$ 4.2	$ 0.8	$ —	$ 6.6	$ 11.8

(in millions)	Three Months Ended March 31, 2023 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Revenue						
Rentals and fees	$ 364.2	$ 426.1	$ 16.5	$ —	$ —	$ 806.7
Merchandise sales	119.4	42.8	0.8	—	—	163.0
Installment sales	—	15.8	—	—	—	15.8
Franchise merchandising sales	—	—	—	22.8	—	22.8
Franchise and royalty fees	—	—	—	6.2	—	6.2
Other revenue	0.3	0.3	0.1	0.7	—	1.4
Total revenue	$ 483.8	$ 485.0	$ 17.4	$ 29.8	$ —	$ 1,016.1

(in millions)	Three Months Ended March 31, 2023 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Cost of revenues						
Cost of rentals and fees	$ 178.6	$ 114.1	$ 4.4	$ —	$ —	$ 297.1
Cost of merchandise sold	150.1	33.5	0.6	—	—	184.3
Cost of installment sales	—	5.6	—	—	—	5.6
Cost of franchise merchandise sold	—	—	—	22.8	—	22.8
Total cost of revenues	$ 328.7	$ 153.3	$ 5.0	$ 22.8	$ —	$ 509.8

(in millions)	Three Months Ended March 31, 2023 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Operating expenses						
Operating labor expense	$ 25.9	$ 126.6	$ 4.0	$ —	$ —	$ 156.5
Non-labor operating expenses	60.4	128.7	5.9	1.6	—	196.7
General and administrative expenses	0.3	2.4	1.3	0.6	43.2	47.7
Depreciation and amortization	0.4	5.0	0.2	—	7.2	12.9
Other gains and charges	14.3	—	—	—	113.3	127.6
Total operating expenses	$ 101.3	$ 262.8	$ 11.4	$ 2.2	$ 163.7	$ 541.4

(in millions)	Three Months Ended March 31, 2023 Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Capital expenditures	$ 0.1	$ 3.0	$ 0.7	$ —	$ 5.8	$ 9.5

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Supplemental Segment Performance Details – Including Non-GAAP Adjustments

Three Months Ended March 31, 2024

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Revenue						
Rentals and fees	$ 423.6	$ 429.6	$ 19.3	$ —	$ —	$ 872.5
Merchandise sales	137.6	41.2	0.9	—	—	179.7
Installment sales	—	14.7	—	—	—	14.7
Franchise merchandising sales	—	—	—	20.9	—	20.9
Franchise and royalty fees	—	—	—	6.6	—	6.6
Other revenue	0.2	0.2	0.3	0.9	—	1.6
Total revenue	$ 561.3	$ 485.8	$ 20.6	$ 28.3	$ —	$ 1,096.0

Three Months Ended March 31, 2024

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Cost of revenues						
Cost of rentals and fees	$ 212.1	$ 109.9	$ 5.2	$ —	$ —	$ 327.1
Cost of merchandise sold	180.0	32.9	0.7	—	—	213.6
Cost of installment sales	—	5.3	—	—	—	5.3
Cost of franchise merchandise sold	—	—	—	20.9	—	20.9
Total cost of revenues	$ 392.0	$ 148.1	$ 5.9	$ 20.9	$ —	$ 566.9

Three Months Ended March 31, 2024

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Operating expenses						
Operating labor expense	$ 25.9	$ 127.2	$ 5.0	$ —	$ —	$ 158.1
Non-labor operating expenses	78.2	127.8	5.9	2.0	—	213.8
General and administrative expenses	0.3	2.2	1.8	2.0	48.7	55.1
Depreciation and amortization	0.3	5.0	0.3	—	7.8	13.5
Other gains and charges[1]	—	—	—	—	—	—
Total operating expenses	$ 104.7	$ 262.2	$ 13.0	$ 4.0	$ 56.5	$ 440.5

[1]For purposes of disclosing non-GAAP operating expenses we exclude Other gains and charges. Additional details of Other gains and charges are included as special item adjustments in the reconciliation tables on pages 13 and 15 of this presentation.

Three Months Ended March 31, 2024

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Capital expenditures	$ 0.2	$ 4.2	$ 0.8	$ —	$ 6.6	$ 11.8

Three Months Ended March 31, 2023

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Revenue						
Rentals and fees	$ 364.2	$ 426.1	$ 16.5	$ —	$ —	$ 806.7
Merchandise sales	119.4	42.8	0.8	—	—	163.0
Installment sales	—	15.8	—	—	—	15.8
Franchise merchandising sales	—	—	—	22.8	—	22.8
Franchise and royalty fees	—	—	—	6.2	—	6.2
Other revenue	0.3	0.3	0.1	0.7	—	1.4
Total revenue	$ 483.8	$ 485.0	$ 17.4	$ 29.8	$ —	$ 1,016.1

Three Months Ended March 31, 2023

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Cost of revenues						
Cost of rentals and fees	$ 178.6	$ 114.1	$ 4.4	$ —	$ —	$ 297.1
Cost of merchandise sold	150.1	33.5	0.6	—	—	184.3
Cost of installment sales	—	5.6	—	—	—	5.6
Cost of franchise merchandise sold	—	—	—	22.8	—	22.8
Total cost of revenues	$ 328.7	$ 153.3	$ 5.0	$ 22.8	$ —	$ 509.8

Three Months Ended March 31, 2023

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Operating expenses						
Operating labor expense	$ 25.9	$ 126.6	$ 4.0	$ —	$ —	$ 156.5
Non-labor operating expenses	60.5	128.7	5.9	1.6	—	196.7
General and administrative expenses	0.3	2.4	1.3	0.6	43.2	47.7
Depreciation and amortization	0.4	5.0	0.2	—	7.2	12.9
Other gains and charges[1]	—	—	—	—	—	—
Total operating expenses	$ 87.0	$ 262.8	$ 11.4	$ 2.2	$ 50.4	$ 413.8

[1]For purposes of disclosing non-GAAP operating expenses we exclude Other gains and charges. Additional details of Other gains and charges are included as special item adjustments in the reconciliation tables on pages 14 and 16 of this presentation.

Three Months Ended March 31, 2023

(in millions)	Acima	Rent-A-Center	Mexico	Franchise	Corporate	Consolidated
Capital expenditures	$ 0.1	$ 3.0	$ 0.7	$ —	$ 5.8	$ 9.5

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